  Exhibit 16.1

  Letter on Change in Certifying Accountants

January 20, 2010

Securities and Exchange Commission
Washington, D.C.  20549

Commissioners:

We have read Charleston Basics, Inc.'s statements included under Item 4.01 of its Form 8-K dated January 18, 2010 and we agree with such statements concerning our firm.

/s/  Li & Company, PC